Exhibit 10.33

MEMORANDUM

TO:	Gregory Ton

FROM:	Jim Hall

DATE:	August 4, 2004

RE:	Offer of Employment

1.	fats agrees to pay you a biweekly salary of $7,692.31 commencing with employment on August 4, 2004. Salaries are paid one week in arrears on alternating Fridays.

2.	Your job title is Chief Financial officer and you report to Ron Mohling.

3.	You also will be eligible to earn an annual discretionary bonus of up to 50% of your base salary. The bonus will be based on achieving assigned goals and objectives.

4.	The Company provides several optional benefits, including a Group Health Plan, for which you will be eligible to participate. We will discuss details on all our benefits options with you when you report to work. Please keep in mind that fats will not be responsible for any additional premiums or denial of coverage because of history of ill health. The employee is responsible for paying for additional coverage for family members, which we would deduct from your salary bi-weekly.

5.	We require that you sign a Non-Disclosure/Non-Compete Agreement.

6.	This is not a contract of employment for any specific period of time.

7.	We will also require that you sign a Consent Form authorizing fats to receive criminal history record information pertaining to you which may be in the files of any state or local criminal justice agency in Georgia. Continuation of employment is contingent upon a satisfactory background check.

8.	It is Company policy that all employees serve a probationary period of six months. After your probationary period has passed, we require that you offer the Company two weeks notice if you intend to end your employment. fats agrees to extend to you the same courtesy.

Accepted and agreed:	/s/ Gregory A. Ton

SS#:	###-##-####	Date:	8/4/2004

FATS, Inc.

7340 McGinnis Ferry Road, Suwanee (Atlanta), GA 30024 USA – Tel (770) 813-0180 • Fax (770) 622-3505

August 4, 2004

Gregory A. Ton

Dear Gregory A. Ton:

Pursuant to the terms and conditions of the company’s 2004 Series L (the “Plan”), you have been granted a Non-Qualified Stock Option to purchase 750,000 shares (the “Option”) of stock as outlined below:

Granted To:	Gregory A. Ton

Granted Date:	August 4, 2004

Options Granted:	750,000

Option Price Per Share:	$0.6400

Total Cost to Exercise:	$48,000.00

Expiration Date:	August 4, 2011

Vesting Schedule:	Series L

150,000 on 08/04/2005
150,000 on 08/04/2006
150,000 on 08/04/2007
150,000 on 08/04/2008
150,000 on 08/04/2009

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:	/s/Gregory A. Ton	Date:	8/31/2004

FATS, Inc. 7340 McGinnis Ferry Road, Suwanee, Georgia 30024 USA • Tel: 770 813 0180 Fax: 770 622 3505 • www.latsinc.com